Results of Meeting of Shareholders

AXP GLOBAL GROWTH FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1
To elect the thirteen nominees specified below as Board members*.
                                Shares Voted "For"      Shares Withholding Authority to Vote
Arne H. Carlson                  307,453,620.786               14,362,721.733
Philip J. Carroll, Jr.           308,412,076.160               13,404,266.359
Livio D. DeSimone                308,262,299.954               13,554,042.565
Barbara H. Fraser                308,553,589.276               13,262,753.243
Ira D. Hall                      308,448,906.441               13,367,436.078
Heinz F. Hutter                  308,072,355.120               13,743,987.399
Anne P. Jones                    308,311,677.602               13,504,664.917
Stephen R. Lewis, Jr.            308,936,401.929               12,879,940.590
Alan G. Quasha                   308,629,909.046               13,186,433.473
Stephen W. Roszell               308,744,782.085               13,071,560.434
Alan K. Simpson                  307,351,873.663               14,464,468.856
Alison Taunton-Rigby             308,617,744.419               13,198,598.100
William F. Truscott              308,790,666.447               13,025,676.072

Proposal 2
To Amend the Articles of Incorporation/Declaration of Trust*:
2(a). To allow one vote/dollar instead of one vote/share.

      Shares Voted "For"    Shares Voted "Against"          Abstentions         Broker Non-Votes
        261,361,542.848         30,761,596.724           9,739,751.947          19,953,451.000

Proposal 3
To approve a policy authorizing American Express Financial Corporation, subject to Board approval, to retain and replace subadvisers, or to modify subadvisory agreements, without shareholder approval.

      Shares Voted "For"   Shares Voted "Against"       Abstentions         Broker Non-Votes
        96,086,320.066       10,181,127.136           3,395,894.453           2,933,386.000

Proposal 4
To approve changes to the Investment Management Services Agreement:
4(b). To modify the performance incentive adjustment calculation.

      Shares Voted "For"   Shares Voted "Against"          Abstentions         Broker Non-Votes
        94,977,315.392         9,999,882.155              4,686,144.108           2,933,386.000

* Denotes Registrant-wide proposals and voting results.

Results of Meeting of Shareholders

AXP GLOBAL BOND FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1
To elect the thirteen nominees specified below as Board members*.

                        Shares Voted "For"  Shares Withholding Authority to Vote
Arne H. Carlson          307,453,620.786              14,362,721.733
Philip J. Carroll, Jr.   308,412,076.160              13,404,266.359
Livio D. DeSimone        308,262,299.954              13,554,042.565
Barbara H. Fraser        308,553,589.276              13,262,753.243
Ira D. Hall              308,448,906.441              13,367,436.078
Heinz F. Hutter          308,072,355.120              13,743,987.399
Anne P. Jones            308,311,677.602              13,504,664.917
Stephen R. Lewis, Jr.    308,936,401.929              12,879,940.590
Alan G. Quasha           308,629,909.046              13,186,433.473
Stephen W. Roszell       308,744,782.085              13,071,560.434
Alan K. Simpson          307,351,873.663              14,464,468.856
Alison Taunton-Rigby     308,617,744.419              13,198,598.100
William F. Truscott      308,790,666.447              13,025,676.072

Proposal 2

To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

Shares Voted "For"   Shares Voted "Against"    Abstentions    Broker Non-Votes
 261,361,542.848        30,761,596.724        9,739,751.947    19,953,451.000

* Denotes Registrant-wide proposals and voting results.

Results of Meeting of Shareholders

AXP GLOBAL TECHNOLOGY FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1
To elect the thirteen nominees specified below as Board members*.

                                Shares Voted "For"      Shares Withholding Authority to Vote
Arne H. Carlson                  307,453,620.786                 14,362,721.733
Philip J. Carroll, Jr.           308,412,076.160                 13,404,266.359
Livio D. DeSimone                308,262,299.954                 13,554,042.565
Barbara H. Fraser                308,553,589.276                 13,262,753.243
Ira D. Hall                      308,448,906.441                 13,367,436.078
Heinz F. Hutter                  308,072,355.120                 13,743,987.399
Anne P. Jones                    308,311,677.602                 13,504,664.917
Stephen R. Lewis, Jr.            308,936,401.929                 12,879,940.590
Alan G. Quasha                   308,629,909.046                 13,186,433.473
Stephen W. Roszell               308,744,782.085                 13,071,560.434
Alan K. Simpson                  307,351,873.663                 14,464,468.856
Alison Taunton-Rigby             308,617,744.419                 13,198,598.100
William F. Truscott              308,790,666.447                 13,025,676.072

Proposal 2
To Amend the Articles of Incorporation/Declaration of Trust*:
2(a). To allow one vote/dollar instead of one vote/share.
      Shares Voted "For"    Shares Voted "Against"          Abstentions              Broker Non-Votes
        261,361,542.848         30,761,596.724              9,739,751.947             19,953,451.000


Proposal 3
To approve a policy authorizing American Express Financial Corporation,  subject to Board approval,  to retain and replace subadvisers,  or to modify subadvisory agreements, without shareholder approval.
      Shares Voted "For"   Shares Voted "Against"          Abstentions              Broker Non-Votes
        67,930,853.660          7,320,835.362              2,321,837.749              7,797,179.000


Proposal 4
To approve changes to the Investment Management Services Agreement:
4(a). To add a performance incentive adjustment.
      Shares Voted "For"  Shares Voted "Against"          Abstentions              Broker Non-Votes
        68,452,315.223         6,553,552.680              2,567,658.868              7,797,179.000


Proposal 5
To change the fund's classification from diversified to non-diversified.
      Shares Voted "For"   Shares Voted "Against"          Abstentions              Broker Non-Votes
        66,607,921.118        7,478,726.567              3,486,879.086              7,797,179.000

* Denotes Registrant-wide proposals and voting results.

Results of Meeting of Shareholders

AXP EMERGING MARKETS FUND
REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1

To elect the thirteen nominees specified below as Board members*.

                        Shares Voted "For"  Shares Withholding Authority to Vote
Arne H. Carlson          307,453,620.786               14,362,721.733
Philip J. Carroll, Jr.   308,412,076.160               13,404,266.359
Livio D. DeSimone        308,262,299.954               13,554,042.565
Barbara H. Fraser        308,553,589.276               13,262,753.243
Ira D. Hall              308,448,906.441               13,367,436.078
Heinz F. Hutter          308,072,355.120               13,743,987.399
Anne P. Jones            308,311,677.602               13,504,664.917
Stephen R. Lewis, Jr.    308,936,401.929               12,879,940.590
Alan G. Quasha           308,629,909.046               13,186,433.473
Stephen W. Roszell       308,744,782.085               13,071,560.434
Alan K. Simpson          307,351,873.663               14,464,468.856
Alison Taunton-Rigby     308,617,744.419               13,198,598.100
William F. Truscott      308,790,666.447               13,025,676.072

Proposal 2

To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

    Shares Voted "For"  Shares Voted "Against"  Abstentions     Broker Non-Votes
     261,361,542.848       30,761,596.724      9,739,751.947     19,953,451.000

Proposal 3

To approve a policy authorizing American Express Financial Corporation, subject to Board approval, to retain and replace subadvisers, or to modify subadvisory agreements, without shareholder approval.

    Shares Voted "For"  Shares Voted "Against"  Abstentions     Broker Non-Votes
      31,376,498.001        3,553,621.413      1,061,334.284      1,221,531.000

Proposal 4

To approve changes to the Investment Management Services Agreement:

4(b). To modify the performance incentive adjustment calculation.

    Shares Voted "For"  Shares Voted "Against"  Abstentions     Broker Non-Votes
      30,762,943.253        3,733,543.981      1,494,966.464      1,221,531.000

* Denotes Registrant-wide proposals and voting results.